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ANSLOW & JACLIN, LLP                                          RICHARD I. ANSLOW
Counselors at Law                                        Admitted in NJ, NY, DC
                                                  E-Mail: Ranslow@anslowlaw.com

                                                                GREGG E. JACLIN
                                                             Admitted in NJ, NY
                                                  E.Mail: Gjaclin@anslowlaw.com

                                                              ROSS A. GOLDSTEIN
                                                             Admitted in NJ, NY
                                               E-Mail: Rgoldstein@anslowlaw.com
                                               --------------------------------
                                                     Website: www.anslowlaw.com
                                                     E-Mail: Firm@anslowlaw.com


April 1, 2003

Jitsource, Inc.
2711 Centerville Road, Suite 400
Wilmington, Delaware  19808

Gentlemen:

        You have requested our opinion, as counsel for Jitsource, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

        The Registration Statement relates to an offering of 358,500 shares of the Company's common stock which are already issued and outstanding.

        We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act, the shares of common stock, when issued, delivered, and paid for, will be fully paid validly issued and non-assessable.

        No opinion is expressed herein as to any laws other than the State of Delaware of the United States.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP


By: /s/ Gregg E. Jaclin
   ------------------------
        GREGG E. JACLIN


            4400 Route 9 South, 2nd Floor, Freehold, New Jersey 07728
                    Tel: (732) 409-1212 Fax: (732) 577-1188

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